CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for New Paradigm Productions, Inc., of our report dated February 29, 2000, relating to the December 31, 1999 financial statements of New Paradigm Productions, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 29, 2000